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                                                                 Exhibit 99 (c)

               CONSENT OF PERSON NAMED AS A PROSPECTIVE DIRECTOR
              PURSUANT TO RULE 438 OF THE SECURITIES ACT OF 1933

  Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to the references in the Registration Statement on Form S-4 (Registration No. 333-26397) of Summit Bancorp. ("Summit") and the Proxy Statement-Prospectus of Summit and Collective Bancorp, Inc.
("Collective") contained therein relating to his intent to serve as a director of the surviving corporation upon consummation of such merger.

                                          /s/ Thomas H. Hamilton
                                          -------------------------------------
                                             THOMAS H. HAMILTON

                                          Dated: June 2, 1997